EXHIBIT 3.2

                                     BY-LAWS
                                       OF
                             TARGET LOGISTICS, INC.

                      (AS AMENDED THROUGH FEBRUARY 5, 1999)

                                    ARTICLE I
                                     OFFICES


                  SECTION 1. REGISTERED OFFICE. - The registered office shall be established and maintained at c/o the corporation, 112 East 25th Street, Baltimore, Maryland 21218, and the corporation shall be the registered agent of this corporation in charge thereof.

                  SECTION 2. OTHER OFFICES. - The corporation may have other offices, either within or without the State of Delaware, at such place or places as the Board of Directors may from time to time appoint or the business of the corporation may require.


                                   ARTICLE II
                            MEETINGS OF STOCKHOLDERS


                  SECTION 1. ANNUAL MEETINGS. - Annual meetings of stockholders for the election of directors and for such other business as may be stated in the notice of the meeting, shall be held at such place, either within or without the State of Delaware, and at such time and date as the Board of Directors, by resolution, shall determine and as set forth in the notice of meeting. In the event the Board of Directors fails to so determine the time, date and place of meeting, the annual meeting of stockholders shall be held at the registered office of the corporation in Delaware.

                  If the date of the annual meeting shall fall upon a legal holiday, the meeting shall be held on the next succeeding business day. At each annual meeting, the stockholders entitled to vote shall elect a Board of Directors and they may transact such other corporate business as shall be stated in the notice of the meeting.

                  SECTION 2. OTHER MEETINGS. - Meetings of stockholders for any purpose other than the election of directors may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting.

                  SECTION 3. VOTING. - Each stockholder entitled to vote in accordance with the terms of the Certificate of Incorporation and in accordance with the provisions of these By-Laws shall be entitled to one vote, in person or by proxy, for each share of stock entitled to vote held by such stockholder, but no proxy shall be voted after three years from its date unless such proxy provides for a longer period. Upon the demand of any stockholder, the vote for directors and the vote upon any question before the meeting, shall be by ballot. All elections for directors shall be decided by plurality vote; all other questions shall be decided by majority vote except as otherwise provided by the Certificate of Incorporation or the laws of the State of Delaware.

                  A complete list of the stockholders entitled to vote at the ensuing election, arranged in alphabetical order, with the address of each, and the number of shares held by each, shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

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                  SECTION 4. QUORUM . - Except as otherwise  required by law, by the Certificate of Incorporation or by these By-Laws, the presence, in person or by proxy, of stockholders holding a majority of the stock of the corporation entitled to vote shall constitute a quorum at all meetings of the stockholders. In case a quorum shall not be present at any meeting, a majority in interest of the stockholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of stock entitled to vote shall be present. At any such adjourned meeting at which the requisite amount of stock entitled to vote shall be represented, any business may be transacted which might have been transacted at the meeting as originally noticed; but only those stockholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote the meeting.

                  SECTION 5. SPECIAL MEETINGS. - Special meetings of the stockholders for any purpose or purposes may be called by the President or Secretary, or by resolution of the directors. Stockholders holding at least 10% of the outstanding shares entitled to vote at a stockholders' meeting shall also have the right to call special meetings of the stockholders.

                  SECTION 6. NOTICE OF MEETINGS. - Written notice, stating the place, date and time of the meeting, and the general nature of the business to be considered, shall be given to each stockholder entitled to vote thereat at his address as it appears on the records of the corporation, not less than ten nor more than sixty days before the date of the meeting. No business other than that stated in the notice shall be transacted at any meeting without the unanimous consent of all the stockholders entitled to vote thereat.

                  SECTION 7. ACTION WITHOUT MEETING. - Unless otherwise provided by the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.


                                   ARTICLE III
                                    DIRECTORS


                  SECTION 1. NUMBER AND TERM. - The number of directors shall be as designated from time to time by resolution of the Board of Directors. The directors shall be elected at the annual meeting of the stockholders and each director shall be elected to serve until his successor shall be elected and shall qualify. A director need not be a stockholder.

                  SECTION 2. RESIGNATIONS. - Any director, member of a committee or other officer may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the President or Secretary. The acceptance of a resignation shall not be necessary to make it effective.

                  SECTION 3. VACANCIES - If the office of any director, member of a committee or other officer becomes vacant, the remaining directors in office, though less than a quorum by a majority vote, may appoint any qualified person to fill such vacancy, who shall hold office for the unexpired term and until his successor shall be duly chosen.

                  SECTION 4. REMOVAL. - Any director or directors may be removed either for or without cause at any time by the affirmative vote of the holders of a majority of all the shares of stock outstanding and

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entitled  to vote,  at a special  meeting  of the  stockholders  called  for the purpose and the vacancies thus created may be filled, at the meeting held for the purpose of removal, by the affirmative vote of a majority in interest of the stockholders entitled to vote.

                  SECTION 5. FILLING OF VACANCIES. - In the case of any vacancy in the Board of Directors through death, resignation, disqualification, removal or other cause, the remaining directors, by affirmative vote of the majority thereof, may elect a successor to hold office for the unexpired portion of the term of a director whose place shall be vacant, and until the election of his successor, or until he shall be removed, prior thereto in accordance with these By-Laws. In the event of the number of directors being increased as provided in these By-Laws, the additional directors so provided for shall be elected by the directors already in office, and shall hold office until the next annual meeting of stockholders and thereafter until his or their successors shall be elected.

                  SECTION 6. POWERS. - The Board of Directors shall exercise all of the powers of the corporation except such as are by law, or by the Certificate of Incorporation of the corporation or by these By-Laws conferred upon or reserved to the stockholders.

                  SECTION 7. COMMITTEES. - The Board of Directors may, by resolution or resolutions passed by a majority of the whole board, designate one or more committees, each committee to consist of two or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member or such committee or committees, the member or members thereof present at any such meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

                  Any such committee, to the extent provided in the resolution of the Board of Directors, or in these By-Laws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power of authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the By-Laws of the corporation; and unless the resolution, these By-Laws, or the Certificate of Incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

                  SECTION 8. MEETINGS. - The newly elected Board of Directors may hold their first meeting for the purpose of organization and the transaction of business, if a quorum be present, immediately after the annual meeting of the stockholders; or the time and place of such meeting may be fixed by consent, in writing, of all the directors.

                  Unless restricted by the incorporation document or elsewhere in these By-laws, members of the Board of Directors or any committee designated by such Board may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at such meeting.

                  Regular meetings of the Board of Directors may be scheduled by a resolution adopted by the Board. The Chairman of the Board or the President or Secretary may call, and if requested by any two directors, must call special meeting of the Board and give five days' notice by mail, or two days' notice personally or by telegraph or cable to each director. The Board of Directors may hold an annual meeting, without notice, immediately after the annual meeting of shareholders.

                  SECTION 9. QUORUM. - A majority of the directors shall constitute a quorum for the transaction of business. If at any meeting of the board there shall be less than a quorum present, a majority of those

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present may adjourn  the meeting  from time to time until a quorum is  obtained, and no further notice thereof need be given other than by announcement at the meeting which shall be so adjourned.

                  SECTION 10. COMPENSATION. - Directors shall not receive any stated salary for their services as directors or as members of committees, but by resolution of the board a fixed fee and expenses of attendance may be allowed for attendance at each meeting. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity as an officer, agent or otherwise, and receiving compensation therefor.

                  SECTION 11. ACTION WITHOUT MEETING. - Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting, if prior to such action a written consent thereto is signed by all members of the board, or of such committee as the case may be, and such written consent is filed with the minutes of proceedings of the board or committee.


                                   ARTICLE IV
                                    OFFICERS


                  SECTION 1. OFFICERS. - The officers of the corporation shall be a President, a Treasurer, and a Secretary, all of whom shall be elected by the Board of Directors and who shall hold office until their successors are elected and qualified. In addition, the Board of Directors may elect a Chairman, one or more Vice-Presidents and such Assistant Secretaries and Assistant Treasurers as they may deem proper. None of the officers of the corporation need be directors. The officers shall be elected at the first meeting of the Board of Directors after each annual meeting. More than two offices may be held by the same person.

                  SECTION 2. OTHER OFFICERS AND AGENTS. - The Board of Directors may appoint such other officers and agents as it may deem advisable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

                  SECTION 3. CHAIRMAN. - The Chairman of the Board of Directors, if one be elected, shall preside at all meetings of the Board of Directors and he shall have and perform such other duties as from time to time may be assigned to him by the Board of Directors.

                  SECTION 4. PRESIDENT. - The President shall be the chief executive officer of the corporation and shall have the general powers and duties of supervision and management usually vested in the office of President of a corporation. He shall preside at all meetings of the stockholders if present thereat, and in the absence or non-election of the Chairman of the Board of Directors, at all meetings of the Board of Directors, and shall have general supervision, direction and control of the business of the corporation . Except as the Board of Directors shall authorize the execution thereof in some other manner, he shall execute bonds, mortgages and other contracts in behalf of the corporation, and shall cause the seal to be affixed to any instrument requiring it and when so affixed the seal shall be attested by the signature of the Secretary or the Treasurer or Assistant Secretary or an Assistant Treasurer.

                  SECTION 5. VICE-PRESIDENT. - Each Vice-President shall have such powers and shall perform such duties as shall be assigned to him by the directors.

                  SECTION 6. TREASURER. - The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to the corporation. He shall deposit all moneys and other valuables in the name and to the credit of the corporation in such depositaries as may be designated by the Board of Directors.

                  The Treasurer shall disburse the funds of the corporation as may be ordered by the Board of Directors, or the President, taking proper vouchers for such disbursements. He shall render to the President and Board of Directors at the regular meetings of the Board of Directors, or whenever they may request it, an account of all his transactions as Treasurer and of the financial condition of the corporation. If required by the Board of Directors,

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he shall give the corporation a bond for the faithful discharge of his duties in such amount and with such surety as the board shall prescribe.

                  SECTION 7. SECRETARY. - The Secretary shall give, or cause to be given, notice of all meetings of stockholders and directors, and all other notices required by the law or by these By-Laws, and in case of his absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the President, or by the directors, or stockholders, upon whose requisition the meeting is called as provided in these By-Laws. He shall record all the proceedings of the meetings of the corporation and of the directors in a book to be kept for that purpose, and shall perform such other duties as may be assigned to him by the directors or the President. He shall have the custody of the seal of the corporation and shall affix the same to all instruments requiring it, when authorized by the directors or the President, and attest the same.

                  SECTION 8. ASSISTANT TREASURERS AND ASSISTANT SECRETARIES. - Assistant Treasurers and Assistant Secretaries, if any, shall be elected and shall have such powers and shall perform such duties as shall be assigned to them, respectively, by the directors.


                                    ARTICLE V
                                  MISCELLANEOUS


                  SECTION 1. CERTIFICATES OF STOCK. - A certificate of stock, signed by the Chairman or Vice-Chairman of the Board of Directors, if they be elected, President or Vice-President, and the Treasurer or an Assistant Treasurer, or Secretary or Assistant Secretary, shall be issued to each stockholder certifying the number of shares owned by him in the corporation. When such certificates are countersigned (1) by a transfer agent other than the corporation or its employee, or, (2) by a registrar other than the corporation or its employee, the signatures of such officers may be facsimiles.

                  SECTION 2. LOST CERTIFICATES. - A new certificate of stock may be issued in the place of any certificate theretofore issued by the corporation, alleged to have been lost or destroyed, and the directors may, in their discretion, require the owner of the lost or destroyed certificate, or his legal representatives, to give the corporation a bond, in such sum as they may direct, not exceeding double the value of the stock, to indemnify the corporation against any claim that may be made against it on account of the alleged loss of any such certificate, or the issuance of any such new certificate.

                  SECTION 3. TRANSFER OF SHARES. - The shares of stock of the corporation shall be transferrable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives, and upon such transfer the old certificate shall be surrendered to the corporation by the delivery thereof to the person in charge of the stock and transfer books and ledgers, or to such other person as the directors may designate, by whom they shall be cancelled, and new certificates shall thereupon be issued. A record shall be made of each transfer and whenever a transfer shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer.

                  SECTION 4. STOCKHOLDERS RECORD DATE. - In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjournment meeting.

                  SECTION 5. DIVIDENDS. - Subject to the provisions of the Certificate of Incorporation, the Board of Directors may, out of funds legally available therefor at any regular or special meeting, declare dividends upon the capital stock of the corporation as and when they deem expedient. Before declaring any dividend there may

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be set apart out of any funds of the corporation  available for dividends,  such sum or sums as the directors from time to time in their discretion deem proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the directors shall deem conducive to the interests of the corporation.

                  SECTION 6. SEAL. - The corporate seal shall be circular in form and shall contain the name of the corporation, the year of its creation and the words "Corporate Seal, Delaware, 1996". Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                  SECTION 7. FISCAL YEAR. - The fiscal year of the corporation shall be determined By resolution of the Board of Directors.

                  SECTION 8. CHECKS. - All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation, and in such manner as shall be determined from time to time by resolution of the Board of Directors.

                  SECTION 9. NOTICE AND WAIVER OF NOTICE. - Whenever any notice is required by these By-Laws to be given, personal notice is not meant unless expressly so stated, and any notice so required shall be deemed to be sufficient if given by depositing the same in the United States mail, postage, prepaid, addressed to the person entitled thereto at his address as it appears on the records of the corporation, and such notice shall be deemed to have been given on the day of such mailing. Stockholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by Statute.

                  Whenever any notice whatever is required to be given under the provisions of any law, or under the provisions of the Certificate of Incorporation of the corporation of these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.


                                   ARTICLE VI
                                   AMENDMENTS


                  These By-Laws may be altered or repealed and By-Laws may be made at any annual meeting of the stockholders or at any special meeting thereof if notice of the proposed alteration or repeal of By-Law or By-Laws to be made be contained in the notice of such special meeting, by the affirmative vote of a majority of the stock issued and outstanding and entitled to vote thereat, or by the affirmative vote of a majority of the Board of Directors, at any regular meeting of the Board of Directors, or at any special meeting of the Board of Directors, if notice of the proposed alteration or repeal of By-Law or By-Laws to be made, be contained in the notice of such special meeting.


                                   ARTICLE VII
                                 INDEMNIFICATION


                  SECTION 1. INDEMNIFICATION. - The corporation shall indemnify, to the full extent that it shall have power under applicable law to do so and in a manner permitted by such law, any person made or threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (hereinafter, a "Proceeding"), by reason of the fact that such person is or was a director or officer of the corporation,or is or was serving at the request of corporation as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise. The corporation may indemnify, to the full extent that it shall have power under applicable law to do so and in a manner permitted by such law, any person made or threatened to be made party to any Proceeding, by reason of the fact that such person is or was an employee

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or  agent  of the  corporation,  or is or was  serving  at  the  request  of the corporation as an employee or agent of another corporation, partnership, joint venture, trust, or other enterprise.

                  SECTION 2. ADVANCEMENT OF EXPENSES. - With respect to any person made or threatened to be made a party to any threatened, pending, or completed Proceeding, by reason of the fact that such person is or was a director or officer of the corporation, the corporation shall pay the expenses (including attorneys' fees) incurred by such person in defending any such Proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that the payment of expenses (including attorneys' fees) incurred by such person in advance of the final disposition of such Proceeding shall be made only upon receipt of an undertaking (hereinafter an "undertaking") by such person to repay all amounts advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such person is not entitled to be indemnified for such expenses under this Article VII or otherwise; and further provided that with respect to a Proceeding initiated against the corporation by a director or officer of the corporation (including a person serving at the request of the corporation as a director or officer shall be entitled under this Section to the payment of expenses (including attorneys' fees) incurred by such person in defending any counterclaim, cross-claim, affirmative defense, or like claim of the corporation in connection with such Proceeding in advance of the final disposition of such proceeding only if such proceeding was authorized by the Board of Directors of the corporation. With respect to any person made or threatened to be made a party to any Proceeding, by reason of the fact that such person is or was an employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, the corporation may, in its discretion and upon such terms and conditions, if any, as the corporation deems appropriate, pay the expense (including attorneys' fees) incurred by such person in defending any such Proceeding in advance of its final disposition.

                  SECTION 3. CLAIMS. - With respect to any person made or threatened to be made a party to any Proceeding, by reason of the fact that such person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise, the rights to indemnification and to the advancement of expenses conferred in Sections 1 and 2 of this Article VII shall be contract rights. If a claim under Section 1 or 2 of this Article VII with respect to such rights is not paid in full by the corporation within sixty days after a written demand has been received by the corporation, except in the case of a claim for an advancement of expenses by an officer or director of the corporation, in which case the applicable period shall be twenty days, the person seeking to enforce a right to indemnification or an advancement of expenses hereunder may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the corporation to recover an advancement of expenses hereunder may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim. if successful in whole or in part in any such suit, or in a suit brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the person seeking to enforce a right to indemnification or an advancement of expenses hereunder or the person from whom the corporation seeks to recover an advancement of expenses shall also be entitled to be paid the expenses (including attorneys' fees) of prosecuting or defending such suit. In any suit brought by a person seeking to enforce a right to indemnification hereunder (but not in a suit brought by a person seeking to enforce a right to an advancement of expenses hereunder) it shall be a defense that the person seeking to enforce a right to indemnification has not met any applicable standard for indemnification under applicable law. In any suit brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the corporation shall be entitled to recover such expenses upon a final adjudication that the person from whom the corporation seeks to recover an advancement of expenses has not met any applicable standard for indemnification under applicable law. With respect to any suit brought by a person seeking to enforce a right to indemnification hereunder (including any suit seeking to enforce a right to the advancement of expenses hereunder) or any suit brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, neither the failure of the corporation to have made a determination prior to commencement of such suit that indemnification of such person is proper in the circumstances because such person has met the applicable standards of conduct under applicable law, nor an actual determination by the corporation that such person has not met such applicable standards of conduct, shall create a presumption that such person has not met the applicable standards of conduct or, in a case brought by such person seeking to enforce a right to indemnification or to an advancement of expenses or the person from whom the

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corporation  seeks to recover an  advancement  of expenses is not entitled to be indemnified, or to such an advancement of expenses, under this Article VII or otherwise shall be on the corporation.

                  SECTION 4. NON-EXCLUSIVE RIGHTS. - The indemnification and advancement of expenses provided in this Article VII shall not be deemed exclusive of any other rights to which any person indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be such director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

                  SECTION 5.  INSURANCE.  - The  corporation  may  purchase  and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of this Article VII or otherwise.

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